Exhibit 99.4

Execution Copy

CONSENT

This Consent (this “Consent”) is hereby provided as of September 8, 2008, to i2 Technologies, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor in interest to JPMorgan Chase Bank, National Association (the “Trustee”) by the undersigned Highbridge International LLC (“Holder”) and by Credit-Suisse Securities (USA) LLC (“CS SEC”) and UBS Securities LLC (“UBS SEC”) (CS SEC and UBS SEC, collectively, “Record Owners”).

RECITALS

A. The Company, JDA Software Group, Inc., a Delaware corporation (“Parent”), and Iceberg Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Agreement and Plan of Merger dated August 10, 2008 (the “Merger Agreement”). The Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company to survive the Merger and with the Merger to become effective at the time (the “Effective Time”) specified in the Merger Agreement (the Merger, the Merger Agreement and the related financing and refinancing transactions contemplated thereby are referred to collectively as the “Proposed Transaction”).

B. The Company has previously issued 5% Senior Convertible Notes due 2015 in an aggregate principal amount of $86,250,000 (the “Notes”) pursuant to the Indenture, dated as of November 23, 2005, between the Company and the Trustee (as amended, supplemented and otherwise modified from time to time, the “Indenture”).

C. Holder is, as of the date hereof, the beneficial owner of (i) $57,646,000 aggregate principal amount of the Notes (“Holder Notes”), and (ii) warrants (the “Warrants”) to acquire 242,444 shares of the Company’s common stock, par value $0.00025 per share (the “Common Stock”) that were issued by the Company in connection with the Notes.

D. CS SEC is the record holder of $47,125,000 in aggregate principal amount of the Holder Notes and UBS SEC is the record owner of $10,521,000 in aggregate principal amount of the Holder Notes which have CUSIP 465754AG4.

E. The Holder and the Company have previously entered into a Consent and Conversion Agreement (“Consent and Conversion Agreement”) whereby the Holder agreed, among other things, to cooperate with the Company and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company to evidence or reflect the transactions contemplated by the Consent and Conversion Agreement and to carry out the intent and purpose of the Consent and Conversion Agreement, including without limitation, to enable the Company to amend and supplement the Indenture in the manner contemplated pursuant to the First Supplemental Indenture between the Company and the Trustee, a copy of which is attached as Exhibit A hereto (the “Supplemental Indenture”).

Now, Therefore, intending to be legally bound, the Holder hereby agrees as follows:

1.	Representation and Consent.

(a) Holder is, as of the date hereof, the beneficial owner of the Holder Notes which are held of record $47,125,000 by CS SEC and $10,521,000 by UBS SEC. Pursuant to Section 11.2 of the Indenture, Holder hereby irrevocably consents and Holder further hereby directs the Record Owners to irrevocably consent to the amendment and supplement to the Indenture as set forth in the Supplemental Indenture; provided, that Articles Two through Four, inclusive, of the Supplemental Indenture shall become operative solely to the extent that, pursuant to the terms and conditions of the Merger Agreement, the Effective Time occurs prior to February 11, 2009.

(b) To the extent that Section 11.4 of the Indenture gives Holder or the Record Owners the right to waive and/or revoke the waivers and consents set forth in Section 1(a) hereof or the waivers and the amendments and supplements contemplated under the Supplemental Indenture, the Record Owners and Holder hereby irrevocably waive any such right of waiver and/or revocation.

(c) Holder hereby agrees, upon reasonable request by the Company, to direct and instruct any and all other record owners, agents, representatives, custodians, trustees and other representatives holding any of the Holder Notes to agree and consent to, execute and deliver and perform any other actions reasonably necessary to promptly effect, consummate, confirm or evidence the waivers and consents provided hereunder to give effect to the waivers and amendments and supplements provided under the Supplemental Indenture, including, but not limited to the signature annex hereto.

(d) Holder is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 and (ii) a qualified institutional buyer as defined in Regulation 144A promulgated under the Securities Act of 1933.

2.	Miscellaneous.

(a) Concurrently with the execution of this Agreement, the Company shall reimburse Holder for all actual and accountable reasonable costs and expenses incurred by it in connection with the transactions contemplated by this Agreement (including all reasonable legal fees and disbursements in connection therewith and documentation and implementation of the transactions contemplated by this Agreement), provided, that such reimbursement shall not exceed $2,000 in the aggregate (the “Legal Fees”).

(b) The descriptive headings contained in this Consent are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Consent.

(c) No amendment, modification, rescission, waiver or release of any provision of this Consent nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Company and Holder.

(d) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signatures pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(e) This Consent has been made for the benefit of the Company and the Trustee, together with their successors and assigns. This Consent shall become effective as of the date hereof.

(f) All notices to the Holder in connection with this Consent shall be sent to the Holder at the address given beneath its signature to this Consent.

(g) THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

HOLDER:

HIGHBRIDGE INTERNATIONAL LLC

By:	HIGHBRIDGE CAPITAL MANAGEMENT,
LLC, its Trading Manager

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Managing Director

Address:

c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
Attn: Ari J. Storch / Adam J. Chill
Facsimile: 212-751-0755

Securities Beneficially Owned by Holder:

$57,646,000 aggregate principal amount of 5% Notes

242,444 shares subject to the Warrants

RECORD OWNERS:

Each of the undersigned Record Owners hereby executes this Consent at the direction of the Holder and hereby irrevocably consents to the amendment and supplement to the Indenture as set forth in the Supplemental Indenture and confirms that it is the record owner of the Notes set forth below its signature block:

Credit Suisse Securities (USA) LLC
1 Madison Ave.
Asset Servicing, 2nd Floor
New York, New York 10010

By:	/s/ Helena Morales
Name:	Helena Morales
Title:	Prime Services Ops Vice President

Record Owner of $47,125,000 Aggregate Principal Amount of 5% Notes Beneficially Owned by Holder

UBS Securities LLC
480 Washington Blvd., 12th Floor
Jersey City, New Jersey 07310

By:	/s/ Michael Marciano
Name:	Michael Marciano
Title:	Associate Director Operations

Record Owner of $10,521,000 Aggregate Principal Amount of 5% Notes Beneficially Owned by Holder

SIGNATURE ANNEX TO CONSENT FORM

I2 TECHNOLOGIES, INC. – Consent dated September     , 2008

A DTC Participant must execute this Consent Form exactly as its name appears on DTC’s position listing as of the Record Date.

1.	The DTC participant signing this Signature Annex is:

Participant Account Number:

Company Name:

Contact Person:

Mailing Address:

Tax Identification Number:

Telephone:

E-mail Address:

2.	The Securities with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Amendments are:

CUSIP(s)	Principal Amount(s)

465754AG4

3.	Provide the Unique Reference Identifier for this consent as a seven-digit number that starts with your 4-digit participant account number and ends with a sequential number that you choose. For example, if your participant account number is 902, then you might use 0902001 for your first consent and 0902002 for your second consent.

☐	☐	☐	☐	☐	☐	☐

If two or more Signature Annexes have the same Unique Reference Identifier, they may all be considered defective.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title:	Date:

EXHIBIT A

SUPPLEMENTAL INDENTURE

i2 TECHNOLOGIES, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of                     , 2008

To

5% SENIOR CONVERTIBLE NOTES DUE 2015

INDENTURE

Dated as of November 23, 2005

-i-

SECTION 5.08.	Counterparts; Facsimile or Electronic Signatures	5

SECTION 5.09.	Amendments	5

SECTION 5.10.	Severability	5

-ii-

FIRST SUPPLEMENTAL INDENTURE, dated as of                     , 2008 (this “First Supplemental Indenture”), between i2 TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (successor-in-interest to JPMorgan Chase Bank, National Association), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of November 23, 2005 (the “Indenture”) and the Company has issued pursuant to the Indenture the Company’s 5% Senior Convertible Notes due 2015 (the “Securities”); and

WHEREAS, Section 11.2 of the Indenture provides that, among other things, with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, the Company and the Trustee may amend or supplement the Indenture in accordance with the terms and conditions provided therein;

WHEREAS, the Company has entered into an Agreement and Plan of Merger dated August 10, 2008 (the “Merger Agreement”) with JDA Software Group, Inc., a Delaware corporation (“Parent”), and Iceberg Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (“Merger”);

WHEREAS, it is a condition precedent to the consummation of the Merger, the financing of the Merger, the refinancing of certain of Parent’s debts and other transactions contemplated (the “Transactions”) by the Merger Agreement that the waiver and amendments (the “Amendments”) set forth in Articles 2 and 3 of this First Supplemental Indenture shall have been approved by Holders of not less than a majority of the outstanding principal amount of the Securities and a supplemental indenture in respect thereof shall have been executed and delivered by the Company and the Trustee, shall be binding and enforceable against the Holders of the outstanding Securities, and shall not have been modified, rescinded, terminated or superseded as of the closing of the Merger;

WHEREAS, the Company has received the consents from Holders of not less than a majority of the outstanding aggregate principal amount of the Securities, to effect the Amendments;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel pursuant to Sections 4.11, 11.6 and 12.4 of the Indenture to the effect that the execution and delivery of this First Supplemental Indenture by the Company is authorized and permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this First Supplemental Indenture to be complied with by the Company have been complied with;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

WHEREAS, pursuant to Section 4.11 of the Indenture it is a condition precedent to any merger to which the Company is a party (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change in outstanding shares of the Company’s Common Stock) that the Company execute and deliver to the Trustee a supplemental indenture setting forth the effect of such merger on the Holders’ conversion privilege as provided in Section 4.11;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01. Relation to Indenture.

This First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

For all purposes of this First Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture. In the event that any term contained herein shall conflict or be inconsistent with any defined term in the Indenture, the term as defined in this First Supplemental Indenture shall control.

SECTION 1.03. General References.

All references in this First Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this First Supplemental Indenture.

ARTICLE 2

WAIVER OF CERTAIN INDENTURE PROVISIONS

SECTION 2.01. Waiver of Section 6.11.

The application of the covenant in Section 6.11 of the Indenture is hereby irrevocably waived with respect to (i) any Indebtedness, including any Acquired Indebtedness, that is incurred, guaranteed or assumed by the Company, Parent or any of their respective Subsidiaries upon or substantially contemporaneous with the consummation of the Transactions and (ii) any Liens that are granted by such Persons in connection with any such Indebtedness.

ARTICLE 3

AMENDMENTS TO INDENTURE

SECTION 3.01. Amendments to Table of Contents.

The Table of Contents of the Indenture is hereby amended by deleting the titles to Sections 6.2, 6.5, 6.6 and 6.11 and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.02. Elimination of Certain Definitions in Article One.

Section 1.02 of the Indenture is hereby amended by deleting the definitions “Acquired Indebtedness”; “Disqualified Equity Interest”; “EBITDA”; “Indebtedness”; “Interest Expense”; “Liens”; “maximum fixed repurchase price”; “Net Income”; “Permitted Indebtedness”; “Permitted Purchase Money Security Interest”; “Permitted Refinancing Indebtedness”; “Secured Date”; and “Weighted Average Life to Maturity” contained therein in their entirety.

SECTION 3.03. SEC Reports.

Section 6.2 of the Indenture (SEC Reports) is hereby amended by deleting it in its entirety and replacing it with the following: “Section 6.2 [Intentionally omitted]”.

SECTION 3.04. Maintenance of Corporate Existence.

Section 6.5 of the Indenture (Maintenance of Corporate Existence) is hereby amended by deleting it in its entirety and replacing it with the following: “Section 6.5 [Intentionally omitted]”.

SECTION 3.05. Rule 144A Information Requirement.

Section 6.6 of the Indenture (Rule 144A Information Requirement) is hereby amended by deleting it in its entirety and replacing it with the following: “Section 6.6 [Intentionally omitted]”.

SECTION 3.06. Incurrence of Indebtedness.

Section 6.11 of the Indenture (Incurrence of Indebtedness) is hereby amended by deleting it in its entirety and replacing it with the following: “Section 6.11 [Intentionally omitted]”.

SECTION 3.07. Company May Consolidate, Etc., Only on Certain Terms.

Section 7.1 of the Indenture (Company May Consolidate, Etc., Only on Certain Terms) is hereby amended by deleting sub-section 7.1(3) in its entirety and replacing it with the following: “(3) [Intentionally omitted]”.

SECTION 3.08. Events of Default.

Section 8.1 of the Indenture (Events of Default) is hereby amended by deleting sub-sections 8.1(a)(5) (Failure to Perform Other Covenants), 8.1(a)(6) (Cross Default/Acceleration) and 8.1(a)(7) (Judgments) in their entirety and replacing them with the following: “[intentionally omitted]”.

ARTICLE 4

EFFECT OF MERGER ON CONVERSION PRIVILEGE

From and after the Effective Time (as defined below), the Holder of each Security then outstanding shall have the right pursuant to the procedures provided in the Indenture to convert such Security solely into cash, and any portion of the Conversion Obligation in excess of the principal amount of Securities being converted or Make-Whole Premium that a Holder is entitled to receive upon conversion in connection with the Transactions shall not be payable in shares of Common Stock but will represent a right to receive the amount of cash receivable upon the consummation of the Transactions by the holder of the shares of Common Stock otherwise issuable upon such conversion had such additional shares of Common Stock been outstanding immediately prior to the consummation of the Transactions.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Effectiveness of First Supplemental Indenture.

This First Supplemental Indenture shall become effective immediately upon its execution and delivery, but the Amendments set forth in Articles Two through Four, inclusive, hereof will only become operative (a) contemporaneously with the filing of that certain Certificate of Merger (which is prepared in connection with the Merger Agreement (the “Certificate of Merger”)) with the Secretary of State of Delaware or (b) on such later effective date and/or time, if any, specified in such Certificate of Merger (such applicable time, the “Effective Time”). If the Effective Time has not occurred prior to February 11, 2009, Articles Two through Four, inclusive, of this First Supplemental Indenture shall not become operative. The Company shall provide a certified copy of the Certificate of Merger to the Trustee promptly following its filing with the Secretary of State of Delaware. If such Certificate of Merger has not been filed prior to February 11, 2009, the Company shall promptly, following February 11, 2009, provide written notice to the Trustee that Articles Two through Four, inclusive, of this First Supplemental Indenture have not become operative.

SECTION 5.02. Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

SECTION 5.03. Further Assurances.

Each of the parties hereto agrees that it shall, upon the reasonable request of the other party hereto (and not in contravention with the terms and conditions of the Indenture), execute and deliver any and all instruments and documents and take such additional action as the other party hereto may reasonably request to effect, consummate, confirm or evidence the transactions described herein promptly upon such other party’s request therefor.

SECTION 5.04. Continued Effect.

Except as expressly supplemented and amended by this First Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture as heretofore amended, supplemented or otherwise modified, and as supplemented and amended by this First Supplemental Indenture, is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 5.05. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.06. Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this First Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 5.07. Trustee Disclaimer.

The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

SECTION 5.08. Counterparts; Facsimile or Electronic Signatures.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Delivery of an executed signature page of this First Supplemental Indenture by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof and may be used for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 5.09. Amendments.

This First Supplemental Indenture may not be amended, waived, supplemented or otherwise modified except by an agreement in writing signed by each of the parties hereto.

SECTION 5.10. Severability.

If any provision of this First Supplemental Indenture is found by any court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be deemed, as to such jurisdiction, to be modified to the minimum extent necessary to cause it to be valid, legal and enforceable and the invalidity, illegality or unenforceability of such provision prior to such modification shall not affect the other provisions of this First Supplemental Indenture and all provisions not affected by the invalidity, illegality or unenforceability shall remain in full force and effect; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

i2 TECHNOLOGIES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: